                                                                Exhibit 99.1

                IBM REPORTS 2002 SECOND-QUARTER RESULTS



o Total diluted earnings per common share of $.03, including $.81 of incremental charges; $.84 excluding charges;

o Total net income of $56 million, including $1.4 billion of incremental charges;

o Total revenues $20.0 billion, including $379 million from hard disk drive unit



     ARMONK, N.Y., July 17, 2002 . . . IBM today announced second-quarter 2002 diluted earnings per common share of $.03, including $.81 per diluted share of incremental charges associated with the realignment of the Microelectronics Division, the agreement to sell the hard disk drive business, and workforce reductions, compared with diluted earnings per common share of $1.15 in the second quarter of 2001. Excluding the charges, diluted earnings per common share would be $.84. Second-quarter net income from all operations was $56 million, including $1.4 billion in incremental charges -- $2.1 billion before tax -- compared with $2.0 billion in net income in the second quarter of 2001. Excluding the charges, net income would be $1.45 billion. Total revenues for the second quarter of 2002 of $20.0 billion, which includes $379 million of revenues from hard disk drive unit, were a 7 percent decrease from the second quarter of 2001.

     Samuel J. Palmisano, IBM president and chief executive officer, said: "I'm proud that the IBM team generated $20 billion in revenues in the second quarter -- one of the most difficult capital spending environments we've seen in decades. Our performance, even in this difficult market, reaffirms the strength of our portfolio and that our strategies are on target. At the same time, we took aggressive actions in the quarter that will strengthen IBM for long-term industry leadership and further improve our cost and expense structure. These actions will immediately strengthen our overall results.

     "Our software business achieved solid growth, gaining share across the middleware portfolio. We recorded our ninth consecutive quarter of new services signings of $10 billion or more. Also, we held overall share in server and storage systems in the face of pricing and demand pressures. Our margins improved sequentially, and the balance sheet remains strong.

     "As we look forward, we remain confident that IBM will continue to gain or hold share in our high-priority growth areas of our industry."

     As previously announced, the company has reached an agreement to sell its hard disk drive business and, therefore, the results from continuing operations exclude the HDD business. The HDD business is presented separately as discontinued operations.

     IBM's second-quarter revenues from continuing operations were $19.7 billion, down 6 percent (6 percent at constant currency) compared with the second quarter of 2001. Diluted earnings per common share from continuing operations was $.25, or $.89 per diluted share before the charges associated with the realignment of the Microelectronics Division and workforce reductions, compared with $1.17 in the second quarter of 2001. Second-quarter net income from continuing operations was $445 million, or $1.6 billion before the charges, compared with $2.1 billion in net income in the second quarter of 2001.

    From discontinued operations, IBM reported a net loss of $389 million, or $.22 per diluted share in the second quarter of 2002.

     Additional detail regarding the charges will be provided during IBM's regular quarterly earnings conference call, which is scheduled to begin at 4:30 p.m. EDT, today. Investors may participate by viewing the webcast at www.ibm.com/investor.

     From continuing operations, in the Americas, second-quarter revenues were $9.0 billion, a decrease of 5 percent (4 percent at

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constant currency) from the 2001 period.  Revenues from Europe/Middle
East/Africa were $5.6 billion, down 3 percent (7 percent at constant currency). Asia-Pacific revenues declined 3 percent (2 percent at constant currency) to $4.1 billion. OEM revenues decreased 32 percent (31 percent at constant currency) to $844 million compared with the second quarter of 2001.

     Revenues from IBM Global Services, including maintenance, declined 1 percent (2 percent at constant currency) in the second quarter to $8.7 billion. Global Services revenues, excluding maintenance, declined 1 percent (2 percent at constant currency). IBM signed $10.6 billion in services contracts in the quarter.

     Hardware revenues from continuing operations decreased 16 percent (17 percent at constant currency) to $6.7 billion from the 2001 second quarter. Revenues declined significantly in most areas of our server business. Importantly, shipments of IBM zSeries mainframes grew
4 percent, as measured in MIPS (Millions of Instructions Per Second). The IBM xSeries had low, double-digit revenue growth.

     Personal computer revenues declined year over year. Revenues from Microelectronics decreased from a year ago, reflecting the ongoing weakness in demand for semiconductor products.

     Software revenues increased 8 percent (7 percent in constant currency) to $3.3 billion compared to the prior year's second quarter. Middleware products, which include WebSphere and DB2 and which comprise 80 percent of IBM's software revenues, grew 10 percent at constant currency in the second quarter. WebSphere, IBM's leading e-business middleware product, grew 17 percent from a year ago. IBM's leading database management software, DB2, grew 11 percent, helped in part by the acquisition of Informix. Revenues from Tivoli continued to rebound year over year. Operating systems revenues declined.

     Global Financing revenues decreased 2 percent (3 percent at constant currency) in the second quarter to $825 million. Revenues from the Enterprise Investments/Other area, which includes industry-specific IT solutions, declined 23 percent (22 percent at constant currency) compared to the second quarter of 2001 to $227 million.

     The company's total gross profit margin from continuing operations was 37.0 percent in the 2002 second quarter, down from 38.3 percent in the 2001 second quarter but up nearly one point from the first quarter of 2002.

     Second-quarter expense from continuing operations was $6.7 billion, with a total expense-to-revenue ratio of 34.0 percent, 9.7 points higher than the year-earlier period, primarily due to charges associated with the second-quarter actions. Selling, general and administrative expense was up 26 percent. Without those charges that apply to SG&A expense, however, SG&A would have been flat in the quarter.

     IBM's tax rate from continuing operations in the second quarter was 25.3 percent compared with 28.9 percent in the second quarter of 2001. Second-quarter 2002 tax rate is slightly lower due to the effect of the second-quarter actions. For the full-year 2002, the continuing operations tax rate is expected to be approximately 30 percent.

     IBM spent approximately $1.8 billion on share repurchases in the second quarter. The average number of basic common shares outstanding in the quarter was 1.71 billion compared with 1.74 billion shares in the same period of 2001. There were 1.69 billion basic common shares outstanding at June 30, 2002.

     Cash on the balance sheet was $3.6 billion at June 30, 2002.

     Debt totaled $25.8 billion including global financing, a decline of $1.3 billion from year-end 2001. The core debt-to-capitalization ratio was 4 percent at the end of the second quarter and global financing debt declined $335 million from year-end 2001 to a total of $25.2 billion, resulting in a debt-to-equity ratio of 6.9 to 1.

     Net income from continuing operations for the six months ended June 30, 2002 was $1.7 billion, or $.98 per diluted common share after


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incremental charges of $1.1 billion, or $1.62 per diluted common share before the charges. Net income from continuing operations for the first six months of 2001 was $3.9 billion or $2.17 per diluted common share. Revenues from continuing operations for the six months ended June 30, 2002 totaled $37.7 billion, a decrease of 8 percent (7 percent at constant currency) compared with $41.1 billion for the six months of 2001.

     For the first six months of 2002, net loss from discontinued operations was $481 million, or $.28 per diluted common share.



Forward-Looking and Cautionary Statements

     Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.



Financial Results Attached





             INTERNATIONAL BUSINESS MACHINES CORPORATION
                    COMPARATIVE FINANCIAL RESULTS
      (Unaudited; Dollars in millions except per share amounts)



                        Three Months              Six Months
                       Ended June 30,            Ended June 30,

                                   Percent                   Percent
                     2002     2001  Change     2002     2001  Change
                   -------  ------- ------- -------- -------- -------

REVENUE

 Global Services   $8,661   $8,742    -0.9% $16,890  $17,213    -1.9%
  Gross margin       26.3%    27.6%            26.1%    26.6%

 Hardware           6,672    7,918   -15.7%  12,556   15,730   -20.2%
  Gross margin       24.8%    32.1%            24.6%    32.1%

 Software           3,266    3,036     7.6%   6,163    5,954     3.5%
  Gross margin       84.7%    82.4%            83.0%    81.3%

 Global Financing     825      845    -2.4%   1,608    1,677    -4.1%
  Gross margin       56.8%    48.2%            56.7%    47.7%

 Enterprise Investments/
 Other                227      293   -22.6%     464      569   -18.6%
  Gross margin       45.8%    43.3%            51.1%    46.3%


TOTAL REVENUE      19,651   20,834    -5.7%  37,681   41,143    -8.4%


GROSS PROFIT        7,270    7,987    -9.0%  13,770   15,522   -11.3%
  Gross margin       37.0%    38.3%            36.5%    37.7%


EXPENSE AND OTHER INCOME

 S,G&A              5,288    4,182    26.4%   9,311    8,265    12.7%
  % of revenue       26.9%    20.1%            24.7%    20.1%

 R,D&E              1,198    1,284    -6.7%   2,333    2,493    -6.4%

                                     Page 3
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  % of revenue        6.1%     6.2%             6.2%     6.1%

 Intellectual property
  and custom development
  income             (243)    (354)  -31.4%    (539)    (619)  -12.9%

 Other (income)
   and expense        399     (124) -422.6%     194     (193) -200.8%
 Interest expense      33       58   -42.7%      63      128   -50.8%

TOTAL EXPENSE AND
OTHER INCOME        6,675    5,046    32.3%  11,362   10,074    12.8%
  % of revenue       34.0%    24.2%            30.2%    24.5%

INCOME FROM CONTINUING
OPERATIONS BEFORE
INCOME TAXES          595    2,941   -79.8%   2,408    5,448   -55.8%
  Pre-tax margin      3.0%    14.1%             6.4%    13.2%

Provision for
income taxes          150      850   -82.3%     679    1,580   -57.0%
  Effective tax
  rate               25.3%    28.9%            28.2%    29.0%


NET INCOME FROM CONTINUING
OPERATIONS           $445   $2,091   -78.7%  $1,729   $3,868   -55.3%
  Net margin          2.3%    10.0%             4.6%     9.4%

Preferred stock
dividends               0        5                0       10

NET INCOME FROM
CONTINUING OPERATIONS
APPLICABLE TO COMMON
SHAREHOLDERS         $445   $2,086   -78.7%  $1,729   $3,858   -55.2%





DISCONTINUED OPERATIONS
  (NET OF TAX)      ($389)    ($46)           ($481)    ($73)

NET INCOME
AFTER DISCONTINUED
OPERATIONS            $56   $2,040   -97.3%  $1,248   $3,785   -67.1%
                   ======   ======           ======   ======



EARNINGS PER SHARE
OF COMMON STOCK:
 ASSUMING DILUTION
  CONTINUING
   OPERATIONS       $0.25    $1.17   -78.6%   $0.98    $2.17   -54.8%
  DISCONTINUED
   OPERATIONS      ($0.22)  ($0.03)          ($0.28)  ($0.04)
                   ------   ------           ------   ------
  TOTAL AFTER
   DISCONTINUED
   OPERATIONS       $0.03    $1.15*  -97.4%   $0.71*   $2.13   -66.7%

EARNINGS PER SHARE
OF COMMON STOCK:
 BASIC
  CONTINUING
   OPERATIONS       $0.26    $1.20   -78.3%   $1.01    $2.22   -54.5%

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  DISCONTINUED
   OPERATIONS      ($0.23)  ($0.03)          ($0.28)  ($0.04)
                   ------   ------           ------   ------
  TOTAL AFTER
   DISCONTINUED
   OPERATIONS       $0.03    $1.17   -97.4%   $0.73    $2.18   -66.5%
                   ======   ======           ======   ======

AVERAGE NUMBER OF
COMMON SHARES OUT-
STANDING (M's)
  DILUTED         1,730.4  1,777.7          1,741.7  1,779.5
  BASIC           1,705.0  1,738.2          1,711.7  1,739.6

* Does not total due to rounding.


               INTERNATIONAL BUSINESS MACHINES CORPORATION
              CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                              (Unaudited)





                                        At           At
(Dollars in millions)              June 30, December 31,  Percent
                                      2002         2001    Change
                                  --------  -----------   -------

ASSETS



 Cash, cash equivalents,
 and marketable securities          $3,567       $6,393    -44.2%

 Receivables - net, inventories,
 prepaid expenses                   33,193       36,068     -8.0%

 Plant, rental machines,
 and other property - net           14,712       16,504    -10.9%

 Investments and other assets       30,511       29,348      4.0%

 Assets of discontinued
 operations                          2,228         --
                                  --------     --------
TOTAL ASSETS                       $84,211      $88,313     -4.6%
                                  ========     ========


LIABILITIES AND STOCKHOLDERS' EQUITY



 Short-term debt                    $9,571      $11,188    -14.5%
 Long-term debt                     16,270       15,963      1.9%
                                  --------     --------
 Total debt                         25,841       27,151     -4.8%



 Accounts payable, taxes,
 and accruals                       23,011       23,931     -3.8%

 Other liabilities                  13,772       13,617      1.1%

 Liabilities of discontinued
 operations                            192         --
                                  --------     --------
TOTAL LIABILITIES                   62,816       64,699     -2.9%

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STOCKHOLDERS' EQUITY                21,395       23,614     -9.4%
                                  --------     --------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY               $84,211      $88,313     -4.6%
                                  ========     ========



                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                                  SEGMENT DATA
                                   (Unaudited)



                                     SECOND QUARTER 2002
                         ----------------------------------------------
                                                       Pre-tax
                                                        Income
                                                        (Loss)
                                                          From
(Dollars in millions)    --------- Revenue -------- Continuing  Pre-tax
                         External Internal   Total  Operations   Margin
                         -------- --------  ------- ----------  -------

SEGMENTS

Global Services           $8,661     $741    $9,402      $706      7.5%
          % change          -0.9%    14.0%      0.1%    -46.0%

Enterprise Systems         2,934      160     3,094       182      5.9%
          % change         -15.6%   -22.0%    -16.0%    -65.4%

Personal and Printing
Systems                    2,800       33     2,833       (35)    -1.2%
          % change          -8.7%   135.7%     -8.0%   -337.5%

Technology                 1,003      199     1,202      (943)   -78.5%
          % change         -27.3%   -48.7%    -32.0%      NM

Software                   3,266      315     3,581       913     25.5%
          % change           7.6%    33.5%      9.4%     28.4%

Global Financing             818      193     1,011       237     23.4%
          % change          -2.4%   -11.1%     -4.2%    -18.6%

Enterprise Investments       223        1       224       (81)   -36.2%
          % change         -22.3%             -22.0%   -200.0%

TOTAL SEGMENTS            19,705    1,642    21,347       979      4.6%
          % change          -5.4%    -4.0%     -5.3%    -66.3%

Eliminations / Other         (54)  (1,642)   (1,696)     (384)

TOTAL IBM                $19,651       $0   $19,651      $595      3.0%
          % change          -5.7%              -5.7%    -79.8%

NM -- Not meaningful.
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                                     SECOND QUARTER 2001
                         ----------------------------------------------
                                                       Pre-tax
                                                        Income
                                                        (Loss)
                                                          From
(Dollars in millions)    --------- Revenue -------- Continuing  Pre-tax
                         External Internal   Total  Operations   Margin
                         -------- --------  ------- ----------  -------

SEGMENTS

Global Services           $8,742     $650    $9,392    $1,307     13.9%

Enterprise Systems         3,477      205     3,682       526     14.3%

Personal and Printing
Systems                    3,067       14     3,081        (8)    -0.3%

Technology *               1,380      388     1,768       102      5.8%

Software                   3,036      236     3,272       711     21.7%

Global Financing             838      217     1,055       291     27.6%

Enterprise Investments       287        0       287       (27)    -9.4%

TOTAL SEGMENTS            20,827    1,710    22,537     2,902     12.9%

Eliminations / Other *         7   (1,710)   (1,703)       39

TOTAL IBM                $20,834       $0   $20,834    $2,941     14.1%

* Reclassified to conform with 2002 presentation.



                 INTERNATIONAL BUSINESS MACHINES CORPORATION
                                  SEGMENT DATA
                                   (Unaudited)

                                       SIX MONTHS 2002
                         ----------------------------------------------
                                                       Pre-tax
                                                        Income
                                                        (Loss)
                                                          From
(Dollars in millions)    --------- Revenue -------- Continuing  Pre-tax
                         External Internal   Total  Operations   Margin
                         -------- --------  ------- ----------  -------

SEGMENTS

Global Services          $16,890   $1,381   $18,271    $1,779      9.7%
          % change          -1.9%    11.5%     -1.0%    -25.1%

Enterprise Systems         5,418      326     5,744       359      6.3%
          % change         -18.1%   -12.4%    -17.8%    -60.9%

Personal and Printing
Systems                    5,311       46     5,357        30      0.6%
          % change         -14.9%    43.8%    -14.6%    145.5%

Technology                 1,933      435     2,368    (1,082)   -45.7%
          % change         -34.6%   -40.2%    -35.7%   -552.7%

Software                   6,163      542     6,705     1,473     22.0%
          % change           3.5%    20.4%      4.7%     13.6%

Global Financing           1,586      379     1,965       459     23.4%
          % change          -5.1%   -14.4%     -7.1%    -18.6%

Enterprise Investments       454        2       456      (134)   -29.4%
          % change         -15.9%   100.0%    -15.7%     19.8%

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TOTAL SEGMENTS            37,755    3,111    40,866     2,884      7.1%
          % change          -8.3%    -4.7%     -8.1%    -44.1%

Eliminations / Other         (74)  (3,111)   (3,185)     (476)

TOTAL IBM                $37,681       $0   $37,681    $2,408      6.4%
          % change          -8.4%              -8.4%    -55.8%



                                       SIX MONTHS 2001
                         ----------------------------------------------
                                                       Pre-tax
                                                        Income
                                                        (Loss)
                                                          From
(Dollars in millions)    --------- Revenue -------- Continuing  Pre-tax
                         External Internal   Total  Operations   Margin
                         -------- --------  ------- ----------  -------

SEGMENTS

Global Services          $17,213   $1,239   $18,452    $2,375     12.9%

Enterprise Systems         6,613      372     6,985       917     13.1%

Personal and Printing
Systems                    6,243       32     6,275       (66)    -1.1%

Technology *               2,954      727     3,681       239      6.5%

Software                   5,954      450     6,404     1,297     20.3%

Global Financing           1,672      443     2,115       564     26.7%

Enterprise Investments       540        1       541      (167)   -30.9%

TOTAL SEGMENTS            41,189    3,264    44,453     5,159     11.6%

Eliminations / Other *       (46)  (3,264)   (3,310)      289

TOTAL IBM                $41,143       $0   $41,143    $5,448     13.2%

* Reclassified to conform with 2002 presentation.



Contact: IBM
         Bill Hughes, 914-499-6565
         bhughes@us.ibm.com
         Carol Makovich, 914-499-6212
         makovich@us.ibm.com

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